                                                         Free Writing Prospectus
                                                      Filed Pursuant to Rule 433
                                                     Registration No. 333-130536


                           Banc of America Securities
                                                 [GRAPHIC OMITTED]
    _______________________________________________________________________

     The asset-backed securities referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of securities may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these securities, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

     Because the asset-backed securities are being offered on a "when, as and if issued" basis, any contract of sale will terminate, by its terms, without any further obligation or liability between us, if the securities themselves, or the particular class to which the contract relates, are not issued. In addition, since the asset-backed securities and the asset pools backing them are subject to modification or revision (including the possibility that one or more classes of securities may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus), any such contract also is conditioned upon the understanding that no material change will occur with respect to the relevant class of securities prior to the closing date. If a material change does occur with respect to such class, our contract will terminate, by its terms, without any further obligation or liability between us (the "Automatic Termination"). If an Automatic Termination occurs, we will provide you with revised offering materials reflecting the material change and give you an opportunity to purchase such class. To indicate your interest in purchasing the class, you must communicate to us your desire to do so within such timeframe as may be designated in connection with your receipt of the revised offering materials.




Mortgage Pass-Through Certificates, Series 2007-3, Group T2

[$611,352,814] (approximate)

Banc of America Funding Corporation
Depositor

Bank of America, National Association
Sponsor

[Wells Fargo Bank, N.A.]
Master Servicer and Securities Administrator

[U.S. Bank National Association]
Trustee and Custodian

Wells Fargo Bank, N.A.
SunTrust Mortgage, Inc.
GreenPoint Mortgage Funding, Inc.
Servicers

March 13, 2007


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The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling
toll-free      1-800-294-1322     or     you     e-mail     a     request     to
dg.prospectus_distribution@bofasecurities.com.   The   securities   may  not  be
suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

                                   DISCLAIMER

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase securities. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

                             IRS CIRCULAR 230 NOTICE

               TO ENSURE COMPLIANCE WITH REQUIREMENTS IMPOSED BY THE INTERNAL REVENUE SERVICE, WE INFORM YOU THAT
               (A) ANY UNITED STATES FEDERAL TAX ADVICE CONTAINED HEREIN (INCLUDING ANY ATTACHMENTS OR ENCLOSURES) WAS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING UNITED STATES FEDERAL TAX PENALTIES, (B) ANY SUCH ADVICE WAS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN AND
               (C) ANY TAXPAYER TO WHOM THE TRANSACTIONS OR MATTERS ARE BEING PROMOTED, MARKETED OR RECOMMENDED SHOULD SEEK ADVICE BASED ON ITS PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW THIS DOCUMENT ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.






--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to
dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the "Underwriter") and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

The documentation type descriptions shown here are specified by Standard & Poor's for loss coverage analysis and have not been verified by any of the originators. Each originator's documentation types are assigned to one of Standard & Poor's categories by the issuer. Therefore, there can be no assurance that an originator's documentation types actually match the Standard & Poor's documentation types, shown in the column on the left, to which they were assigned by the issuer . In addition, there can be no assurance that each originator complies with any or all of the criteria shown in the column on the right.

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Doc Type                                Description
----------------------------------------------------------------------------------------
    Full/Alternative        These requirements will supersede any limited
      (Full/ALT Doc)        documentation required through the use of an automated
--------------------------  underwriting approval engine, including DU and LP.





                            Salaried Borrowers:
                            -------------------
                            o    Completed, signed and dated final Fannie Mae 1003
                                 Application
                            o    Written Verification of Employment (VOE), or most
                                 recent pay stub(s), covering a thirty-day (30) period
                                 with YTD earnings.
                            o    W-2's from all employers for the past two (2)
                                 years.
                            o    Verbal VOE dated within 10 calendar days of
                                 closing
                            o    Written Verification of Deposit (VOD) with two
                                 (2) months' average balance or most recent bank
                                 statements covering a two (2) month period

                            Non-Salaried Borrowers:
                            -----------------------
                            o    Completed, signed and dated final Fannie Mae 1003
                                 Application.
                            o    Two (2) years tax returns, including all
                                 schedules.
                            o    Year-to-date P&L statement
                            o    Signed IRS Form 4506-T (revised June 1, 2004).
                            o    Verbal VOE dated within 10 calendar days of
                                 closing
                            o    Written Verification of Deposit (VOD) with two
                                 (2) months' average balance or most recent bank
                                 statements covering a two (2) month period




--------------------------- ------------------------------------------------------------
Limited Documentation       o    Completed, signed and dated final Fannie Mae 1003
(12 Months' Bank                 Application covering a two-year period.
Statements                  o    Twelve (12) months consecutive personal bank
                                 statements or business bank statements for sole
                                 proprietors only.
                            o    All individuals shown on the bank statement must
                                 be borrowers on the loan.
                            o    Monthly income is calculated for qualifying
                                 purposes by averaging deposits of a consistent amount
                                 each month.
                            o    Verbal VOE within 10 calendar days of closing.
                            o    CPA Certification or copy of business license for
                                 all self-employed borrowers.
                            o    Borrowers whose income is derived from seasonal
                                 employment should be reviewed carefully.
                            o    Reoccurrences of insufficient and overdraft
                                 charges should be carefully analyzed.
                            o    Assets must be verified for reserves, closing
                                 costs and required down payment, as applicable.
--------------------------- ------------------------------------------------------------


----------------------------------------------------------------------------------------
Doc Type                                Description
----------------------------------------------------------------------------------------
Lite Documentation (6       o    Completed, signed and dated final Fannie Mae 1003
Months' Bank Statements)         Application covering a two-year period
                            o    Six (6) months consecutive personal bank
                                 statements
                            o    All individuals shown on the bank statement must
                                 be borrowers on the loan.
                            o    Monthly income is calculated for qualifying
                                 purposes by averaging deposits of a consistent amount
                                 each month
                            o    Verbal VOE within 10 calendar days of closing
                            o    CPA Certification or copy of business license for
                                 all self-employed borrowers.
                            o    Borrowers whose income is derived from seasonal
                                 employment should be reviewed carefully.
                            o    Reoccurrences of insufficient and overdraft
                                 charges should be carefully analyzed.
                            o    Assets must be verified for reserves, closing
                                 costs and required down payment, as applicable.
--------------------------- ------------------------------------------------------------
Stated Income / Verified    o    Completed, signed and dated final Fannie Mae 1003
Assets ("SIVA")                  Application with employment stated and income stated.
                            o    Income must be reasonable for employment stated.
                            o    Verbal VOE dated within 10 calendar days of
                                 closing.
                            o    CPA Certification or copy of business license for
                                 all self-employed borrowers.
                            o    Written Verification of Deposit (VOD) with two
                                 (2) months' average balance or most recent bank
                                 statements covering a two (2) month period
--------------------------- ------------------------------------------------------------
No Ratio / Verified         o    Completed, signed and dated final Fannie Mae 1003
Assets ("No Ratio")              Application with employment stated but no income
                                 stated.
                            o    Verbal VOE dated within 10 calendar days of
                                 closing.
                            o    CPA Certification or copy of business license for
                                 all self-employed borrowers.
                            o    Written Verification of Deposit (VOD) with two
                                 (2) months' average balance or most recent bank
                                 statements covering a two-(2) month period.
--------------------------- ------------------------------------------------------------
Stated Income / Stated      o    Completed, signed and dated final Fannie Mae 1003
Assets ("SISA")                  Application with employment stated and income stated.
                            o    Income must be reasonable for employment stated.
                            o    Verbal VOE dated within 10 calendar days of
                                 closing
                            o    CPA Certification or copy of business license for
                                 all self-employed borrowers.
                            o    Assets stated, but not verified.
--------------------------- ------------------------------------------------------------
No Income / No Assets       o    Completed, signed and dated final Fannie Mae 1003
/Verified Employment             Application with employment stated and no income
                                 stated.
                            o    Verbal VOE dated within 10 calendar days of
                                 closing
                            o    CPA Certification or copy of business license for
                                 all self-employed borrowers
                            o    Assets not stated or verified
--------------------------- ------------------------------------------------------------
No Income / No Assets /     o    Completed, signed and dated final Fannie Mae 1003
No Employment ("NINA (NO         Application with no employment stated, no income and
DOC)")                           no assets stated.
--------------------------- ------------------------------------------------------------
Verified Income / Stated    o    Completed, signed and dated final Fannie Mae 1003
Assets ("VISA")                  Application with employment stated and income stated.
                            o    Income must be verified.
                            o    Verbal VOE dated within 10 calendar days of
                                 closing.
                            o    CPA Certification or copy of business license for
                                 all self-employed borrowers.
                            o    Assets not verified.
--------------------------- ------------------------------------------------------------